Special Meeting of Shareholders

A Special Meeting of Shareholders of the Funds was held on October 30, 2002, at which the following actions were taken:

Proposal 1:  To elect a Board of Directors:

	American Leading
	Companies
	Balanced Trust				U.S.
Small-Cap				Financial Services
	Affirmative		Withheld
	Affirmative		Withheld
	Affirmative		Withheld
	Affirmative		Withheld

John F. Curley, Jr.		16,006				452
	3,297				104				9,675				330				2,451				43
Mark R. Fetting		15,958				500
	3,295				106				9,671				334				2,451				43
Richard G. Gilmore		15,981				477
	3,296				105				9,655				350				2,443				51
Arnold L. Lehman		15,990				468
	3,295				106				9,655				350				2,446				48
Robin J.W. Masters		15,958				500
	3,294				107				9,638				367				2,451				43
Jill E. McGovern		15,992				466
	3,296				105				9,663				342				2,445				49
Arthur S. Mehlman		15,965				493
	3,293				108				9,640				365				2,448				46
G. Peter O'Brien		16,011				447
	3,297				104				9,673				332				2,449				45
S. Ford Rowan		16,008				452				3,294				107				9,683				322				2,449				45



Proposal 2a: To modify the fundamental investment restriction on borrowing money:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,412				3,218				9,391				2,342
Against		524				93				367				55
Abstain		472				88				234				63
Broker non-votes		50				2				13				34


Proposal 2b: To modify the fundamental investment restriction on underwriting securities:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,440				3,224				9,392				2,341
Against		496				87				366				56
Abstain		472				88				234				63
Broker non-votes		50				2				13				34


Proposal 2c: To modify the fundamental investment restriction on lending:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,435				3,210				9,396				2,342
Against		501				101				362				55
Abstain		472				88				234				63
Broker non-votes		50				2				13				34


Proposal 2d: To modify the fundamental investment restriction on issuing senior securities:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,444				3,224				9,387				2,342
Against		492				87				371				55
Abstain		472				88				234				63
Broker non-votes		50				2				13				34


Proposal 2e: To modify the fundamental investment restriction on real estate investments:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,453				3,203				9,416				2,343
Against		483				108				342				54
Abstain		472				88				234				63
Broker non-votes		50				2				13				34


Proposal 2f: To modify the investment restriction on investing in commodities:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,414				3,222				9,383				2,340
Against		522				89				375				57
Abstain		472				88				234				63
Broker non-votes		51				2				13				34


Proposal 2g: To modify the fundamental investment restriction on industry concentration:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,443				3,220				9,397				2,343
Against		493				91				361				54
Abstain		472				88				234				63
Broker non-votes		50				2				13				34


Proposal 2h: To remove the fundamental investment restriction on diversification:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		15,458				3,225				9,417				2,342
Against		478				86				341				55
Abstain		472				88				234				63
Broker non-votes		50				2				13				34


Proposal 2k: To remove the fundamental investment restriction on margin transactions:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		N/A				N/A				N/A				2,340
Against		N/A				N/A				N/A				57
Abstain		N/A				N/A				N/A				63
Broker non-votes		N/A				N/A				N/A				34


Proposal 3: To change the Funds' investment objective from fundamental to nonfundamental:

	American
	Leading			Balanced							Financial
	Companies		Trust			U.S. Small-Cap		Services

Affirmative		14,857				3,148				9,050				2,266
Against		792				123				558				93
Abstain		759				128				384				101
Broker non-votes		50				2				13				34